UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 3, 2020
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2020, Littelfuse, Inc., a Delaware corporation (the “Company”), entered into the Credit Agreement as described below. The Credit Agreement provides for a $700 million senior unsecured revolving credit facility and is available to finance working capital, capital expenditures, permitted acquisitions and for other lawful corporate purposes.

The Company, certain subsidiaries of the Company as designated borrowers, and certain subsidiaries of the Company as guarantors (including newly-formed subsidiaries), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”), Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association, as senior documentation agent, BMO Harris Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, BofA Securities, Inc. as sole bookrunner and joint lead arranger, and JPMorgan Chase Bank, N.A., as joint lead arranger. The Credit Agreement amends and restates the Credit Agreement, dated as of March 4, 2016 (the “Existing Credit Agreement”), as amended, entered into by the Company, certain subsidiaries of the Company, as designated borrowers, and certain subsidiaries of the Company, as guarantors, with each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof, Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as sole bookrunner and joint lead arranger, and JPMorgan Chase Bank, N.A., as joint lead arranger. The credit facility evidenced by the Credit Agreement is available to finance certain permitted acquisitions, for working capital, capital expenditures and other lawful corporate purposes.

The Credit Agreement effected certain changes to the Existing Credit Agreement, including, among other changes: (i) eliminating the $200.0 million unsecured term loan credit facility, the remaining outstanding balance of which is being repaid on the Closing Date through the revolving credit facility under the Credit Agreement; (ii) making certain financial and non-financial covenants less restrictive on the Company and its subsidiaries; (iii) modifying performance-based interest rate margins; and (iv) extending the maturity date to April 3, 2025 (the “Maturity Date”). Pursuant to the Credit Agreement, the Company may, from time to time, increase the size of the revolving credit facility or enter into one or more tranches of term loans in minimum increments of $25,000,000 if there is no event of default and the Company is in compliance with certain financial covenants.

Capitalized terms used in the description above without definition shall have the meanings specified in the Amendment.

Loans under the Credit Agreement bear interest as follows: (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to (A) the Eurocurrency Rate for such Interest Period plus (B) the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

The Company shall pay to Bank of America, N.A., for the account of the Lenders, a commitment fee equal to the Applicable Rate multiplied by the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of the Revolving Loans and (ii) the Outstanding Amount of the L/C Obligations. The commitment fee shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and ending on the Maturity Date.

Revolving Loans may be borrowed, repaid and reborrowed until the Maturity Date, at which time all amounts borrowed must be repaid. Accrued interest on the loans is payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement. Subject to certain conditions, (i) the Company may terminate or reduce the Aggregate Revolving Commitments in whole or in part and (ii) a Borrower may prepay the Revolving Loans at any time, without premium or penalty.

Among other terms and conditions applicable to the Incremental Term Loans (made pursuant to the term loan expansion option summarized above), the Incremental Term Loans shall not mature earlier than the Maturity Date (but may have amortization prior to such date), provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Terms Loans may be priced differently than the Revolving Loans.

The Credit Agreement contains customary representations and warranties. The Credit Agreement also contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, grant liens, make investments, incur indebtedness (at the Company or subsidiary level), merge or consolidate and make certain payments, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a consolidated interest coverage ratio and a consolidated leverage ratio.

The Credit Agreement includes customary events of default that include, among other things, payment and non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

In the ordinary course of their respective businesses, certain of the Lenders and the other parties to the Credit Agreement and their respective affiliates are, and may become in the future, customers of the Company and have engaged, or may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 3, 2020, the Company entered into the Credit Agreement described in Item 1.01 above, which information is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is furnished with this Form 8-K:

10.1 Amended and Restated Credit Agreement, dated as of April 3, 2020, by and among Littelfuse, Inc., certain subsidiaries of the company, as designated borrowers, certain subsidiaries of the company, as guarantors, the lenders party thereto and Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association, as senior documentation agent, BMO Harris Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, BofA Securities, Inc. as sole bookrunner and joint lead arranger, and JPMorgan Chase Bank, N.A., as joint lead arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTELFUSE, INC.

Date: April 6, 2020	By: /s/ Meenal A. Sethna
Meenal A. Sethna Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of April 3, 2020, by and among Littelfuse, Inc., certain subsidiaries of the company, as designated borrowers, certain subsidiaries of the company, as guarantors, the lenders party thereto and Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association, as senior documentation agent, BMO Harris Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, BofA Securities, Inc. as sole bookrunner and joint lead arranger, and JPMorgan Chase Bank, N.A., as joint lead arranger.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.